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                                                                  EXHIBIT 16.1



                       [LETTERHEAD OF ARTHUR ANDERSEN]


May 12, 1998

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549


Dear Ladies and Gentlemen:

We have read the section entitled "Change in Accountants" included in the attached Form S-1 dated May 14, 1998 of PointCast Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ Arthur Andersen LLP

ARTHUR ANDERSEN LLP
San Jose, California